                                                                   EXHIBIT 10.8

                              OFFICE BUILDING LEASE

                           Torrey View Associates LP,
                        a California limited partnership

                                    Landlord

                                       and

                                 Santarus, Inc.,
                            a California corporation

                                     Tenant

                          dated as of August 24th, 2001

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.      Parties..............................................................................1

2.      Summary of Basic Terms...............................................................1

3.      Demise...............................................................................2

4.      Term.................................................................................3
        4.1.   Term..........................................................................3
        4.2.   Term Commencement.............................................................3
        4.3.   Option to Extend Term.........................................................3
        4.4.   Option Personal...............................................................3
        4.5.   Fair Market Rental Value......................................................3
        4.6.   Right of Notice...............................................................5

5.      Rent.................................................................................5

6.      Security Deposit.....................................................................5
        6.1.   Security Deposit..............................................................5
        6.2.   Application of Security.......................................................6
        6.3.   Transfer......................................................................6

7.      Operating Expenses...................................................................7
        7.1.   Definitions...................................................................7
        7.2.   Payment for Increases in Real Property Taxes.................................10
        7.3.   Payment for Increases in Operating Expenses..................................10
        7.4.   Manner of Payment............................................................11
        7.5.   Final Statement..............................................................11
        7.6.   Review Rights................................................................11

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
                                                                                          ----
8.      Use of Premises.................................................................... 12
        8.1.   Permitted Use............................................................... 12
        8.2.   Restrictions on Use......................................................... 12
        8.3.   Compliance with Laws........................................................ 12

9.      Alterations and Additions.......................................................... 12
        9.1.   Landlord's Consent.......................................................... 12
        9.2.   Ownership and Surrender of Alterations...................................... 13
        9.3.   Liens....................................................................... 14
        9.4.   Additional Requirements..................................................... 14

10.     Repairs............................................................................ 15
        10.1.  Condition of Premises....................................................... 15
        10.2.  Landlord's Obligation to Repair............................................. 15

11.     Services and Utilities............................................................. 15
        11.1.  Landlord's Services......................................................... 15
        11.2.  Restrictions on Use......................................................... 15
        11.3.  Janitorial Services......................................................... 16
        11.4.  Hours of Operation.......................................................... 16
        11.5.  Extra Hours................................................................. 16

12.     Entry by Landlord.................................................................. 16

13.     Insurance.......................................................................... 16
        13.1.  Tenant's Casualty Insurance................................................. 16
        13.2.  Landlord's Insurance........................................................ 17
        13.3.  Public Liability and Property Damage Insurance.............................. 17
        13.4.  Policy Requirements......................................................... 17
        13.5.  Tenant's Failure to Deliver Certificates.................................... 18

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                          ----
14.     Damage or Destruction; Eminent Domain.............................................. 18
        14.1.  Landlord's Restoration...................................................... 18
        14.2.  Rent Abatement.............................................................. 18
        14.3.  Exception to Abatement...................................................... 19
        14.4.  Election to Terminate....................................................... 19
        14.5.  Eminent Domain.............................................................. 19
        14.6.  Business Interruption....................................................... 20

15.     Assignment and Subletting.......................................................... 20
        15.1.  Landlord's Consent Required................................................. 20
        15.2.  Landlord's Right to Terminate Lease......................................... 20
        15.3.  Consent by Landlord......................................................... 20
        15.4.  Corporate Transaction....................................................... 21
        15.5.  No Release of Tenant........................................................ 21
        15.6.  Additional Charges.......................................................... 21
        15.7.  Additional Terms............................................................ 22

16.     Quiet Enjoyment.................................................................... 23

17.     Mortgagee Protection............................................................... 23
        17.1.  Subordination............................................................... 23
        17.2.  Mortgagee's Liability....................................................... 23
        17.3.  Mortgagee's Right to Cure................................................... 23

18.     Estoppel Certificates.............................................................. 24

19.     Default............................................................................ 24

                                TABLE OF CONTENTS
                                   (continued)

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                                                                                          ----
20.     Remedies for Default............................................................... 25
        20.1.  General..................................................................... 25
        20.2.  Redemption.................................................................. 26
        20.3.  Performance by Landlord..................................................... 26
        20.4.  Post-Judgment Interest...................................................... 26

21.     Holding Over....................................................................... 26

22.     Indemnification and Exculpation.................................................... 26
        22.1.  Definitions................................................................. 26
        22.2.  Indemnification............................................................. 28
        22.3.  Damage to Persons or Property............................................... 28
        22.4.  Satisfaction of Remedies.................................................... 29

23.     Rules and Regulations.............................................................. 29

24.     Other Taxes........................................................................ 29

25.     Brokers.............................................................................29

26.     Parking.............................................................................30

27.     Authority to Enter into Lease...................................................... 30

28.     Tenant Improvements................................................................ 30

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
                                                                                          ----
29.     General Provisions................................................................. 31
        29.1.  Marginal Headings........................................................... 31
        29.2.  Time........................................................................ 31
        29.3.  Successors and Assigns...................................................... 31
        29.4.  Recordation................................................................. 31
        29.5.  Late Charges................................................................ 31
        29.6.  Prior Agreements; Amendment, Waiver......................................... 31
        29.7.  Inability to Perform........................................................ 31
        29.8.  Legal Proceedings........................................................... 31
        29.9.  Conveyance of Premises...................................................... 32
        29.10. Name........................................................................ 32
        29.11. Severability................................................................ 32
        29.12. Cumulative Remedies......................................................... 32
        29.13. Choice of Law............................................................... 32
        29.14. Signs....................................................................... 32
        29.15. Landlord's Consent.......................................................... 32
        29.16. Presumptions................................................................ 33
        29.17. Exhibits.................................................................... 33
        29.18. Submission of Lease......................................................... 33
        29.19. Meaning of Terms............................................................ 33
        29.20. Notices..................................................................... 33
        29.21. Trial by Jury............................................................... 33

INDEX OF DEFINED TERMS..................................................................... 35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
                                                                                          ----
EXHIBIT "A" - LEASE CONFIRMATION........................................................... 36

EXHIBIT "B" - FLOOR PLANS OF PREMISES...................................................... 37

EXHIBIT "C" - BASE BUILDING WORK........................................................... 38

EXHIBIT "D" - RULES AND REGULATIONS........................................................ 40

EXHIBIT "E" - SCHEDULE OF TENANT IMPROVEMENTS.............................................. 44

                              OFFICE BUILDING LEASE

1. Parties. This Office Building Lease (this "Lease"), dated for reference purposes only August 24, 2001, is made by and between Torrey View Associates LP, a California limited partnership ("Landlord"), and Santarus, Inc., a California corporation ("Tenant"). Landlord and Tenant may herein individually be called a "Party" or together "Parties".

2. Summary of Basic Terms. As used in this Lease, the following terms shall have the meanings set forth below, subject to the qualifications, adjustments and exceptions set forth elsewhere in this Lease:

        (a) ACCESS DATE: The date that (i) this Lease is executed by Landlord and Tenant, (ii) a Second Amendment to Lease is executed by Landlord and eHelp Corporation ("eHelp"), and (iii) Landlord and Tenant have received written confirmation that eHelp has granted to Tenant access to the Premises for the purpose of construction of the Tenant Improvements.

        (b) ADJUSTMENT DATE: April 1, 2001.

        (c) BASE YEAR: 2001.

        (d) BUILDING: The office building located at 10590 West Ocean Air Drive, San Diego, California.

        (e) COMMENCEMENT DATE: shall be the earlier of Tenant's substantial completion of the Tenant Improvements (as determined in accordance with paragraph 7 of Exhibit "E" attached hereto and incorporated herein by reference) or October 18, 2001.

        (f) COMMON AREAS: Those areas within the Building, and upon the Land serving the Building, which are for non-exclusive use by or for the benefit and convenience of Tenant and other tenants of the Building, including but not limited to common corridors, hallways, stairwells, elevators, elevator shafts, rest rooms, telephone and electrical closets, lobbies, plazas, courtyards and parking areas.

        (g) EXPIRATION DATE: March 31, 2008.

        (h) LAND: The parcel of land upon which the Building is located.

        (i) LANDLORD'S ADDRESS FOR NOTICES:

            c/o San Diego Realty Advisors
            7676 Hazard Center Drive, Suite 500
            San Diego, CA 92108

            With a copy to:

            Southland Property (Nevada) Inc.
            1075 West Georgia Street, Suite 1160
            Vancouver, BC V6E 3C9
            Attn: Herb Evers

        (j) LEASE TERM: That period of time from the Commencement Date to the Expiration Date, subject to extension as provided in Section 4.4.

        (k) LEASE YEAR: Beginning with the twelve (12) full calendar months following the Adjustment Date and each successive twelve (12) month period thereafter.

        (l) MONTHLY RENT: $2.38 per Rentable Square Foot per month based upon the Rentable Square Footage of the Premises set forth in Paragraph 2(p). On the first and each succeeding anniversary of the Adjustment Date, Monthly Rent shall be increased to an amount equal to one hundred three and one-half percent (103 1/2%) of the Monthly Rent applicable to the full calendar month next preceding such anniversary date.

        (m) PARKING AREAS: Included within the Common Areas are parking areas which are available for the non-exclusive use of Tenant, and other tenants in the Building, their employees, guests and invitees, the number of which is approximately four (4) parking spaces per one thousand (1,000) Usable Square Feet within the Building. Of the total number of parking spaces in the Parking Areas, two (2) shall be reserved and designated for the exclusive use of Tenant and its employees.

        (n) PERMITTED USE: General office and engineering, research and development uses.

        (o) PREMISES: A portion of the second floor of the Building, located substantially as shown on the floor plans attached hereto as Exhibit "B."

        (p) RENTABLE SQUARE FEET AND USABLE SQUARE FEET: For purposes of this Lease, "Rentable Square Feet" shall be 24,090 square feet and "Usable Square Feet" shall be 21,235 square feet.

        (q) SECURITY DEPOSIT: A cash deposit in an amount of $57,334.00 and a $950,000 letter of credit (the "Letter of Credit"), reference to which is made in Article 6.

        (r) TENANT IMPROVEMENTS: Those improvements to be made by Tenant as set forth in Article 28.

        (s) TENANT'S ADDRESS FOR NOTICES PRIOR TO COMMENCEMENT:

            Santarus, Inc.
            12230 El Camino Real, Suite 300
            San Diego, CA 92130

        (t) TENANT'S BROKER:

            Burnham Real Estate Services
            610 West Ash Street, Suite 1900
            San Diego, CA 92101

        (u) TENANT'S SHARE: Thirty-Three and Six-tenths Percent (33.6%), calculated at 24,090 rentable square feet divided by 71,773 rentable square feet, which rentable square footages have been agreed upon.

3. Demise. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to all of the terms, covenants and conditions in this Lease. Tenant acknowledges that eHelp has made certain improvements to the Premises, Tenant has inspected and approved of such Tenant Improvements and Tenant is accepting the Premises in their existing condition, as-is.

4. Term.

        4.1. Term. Landlord and Tenant shall be bound by all terms of this Lease as of the date of mutual execution and delivery hereof; however, except for any Monthly Rent payment and the Security Deposit to be made on execution hereof, no Monthly Rent and Additional Rent (together, the "Rent") shall be due and payable until the Commencement Date. The Lease Term shall be for the period specified in the Basic Lease Provisions, commencing on the Commencement Date and ending on the Expiration Date, as such dates are determined under Section 4.2 below, unless sooner terminated pursuant to any provision of this Lease.

        4.2. Term Commencement. The Commencement Date and the Expiration Date of the Term are specified in the Basic Lease Provisions. Promptly after the Commencement Date, Landlord and Tenant shall execute the Lease Confirmation, the form of which is attached hereto as Exhibit "A" and incorporated herein by reference (the "Lease Confirmation"), setting forth the Commencement Date. Notwithstanding the Commencement Date, Tenant shall be allowed to occupy the Premises upon the Access Date and prior to the Commencement Date in order to construct the Tenant Improvements. Tenant and Landlord agree that all the terms, conditions and covenants of the Lease will have full effect as of the date Tenant has access to and takes possession of the Premises, except that Tenant will not be obligated to pay Rent, nor shall Tenant be deemed to have accepted the Premises for purposes of Section 10.1, until the Commencement Date.

        4.3. Option to Extend Term. Landlord hereby grants to Tenant one (1) option (the "Extension Option") to extend the Lease Term for a period of five
(5) years. The Extension Option must be exercised if at all by written notice ("Option Notice") delivered by Tenant to Landlord not more than twelve (12) months nor less than eight (8) months prior to the end of the initial Lease Term; provided, however, the Extension Option shall not be exercisable unless as of the date of the Option Notice and through the commencement of such Extension Option term Tenant is not in default beyond all applicable notice and cure periods, nor has Tenant committed more than four (4) cured Events of Default under the Lease. In the event the Lease Term shall be extended, then all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, excepting during the Extension Option term the Monthly Rent shall be the then-prevailing Fair Market Rental Value for the Premises (as defined and determined in Article 4.5), provided that in no event shall the Monthly Rent during the Extension Option term be less than the Monthly Rent in effect immediately preceding the commencement date of the Extension Option term.

        4.4. Option Personal. The Extension Option is personal to the Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the Tenant.

        4.5. Fair Market Rental Value.

             (a) For the Extension Option term, the term "Fair Market Rental Value" means the amount of Monthly Rent per Rentable Square Foot, as of the date three (3) months prior to the date on which the Extension Option term commences, that a willing, comparable, new, non-expansion, non-renewal, non-equity tenant would pay and a willing, comparable landlord would accept in an arms' length bona fide negotiation for a lease during the Extension Option term of space comparable to the Premises on the terms and conditions set forth in this Lease and applicable during the Extension Option term. Fair Market Rental Value shall be determined by Landlord considering the most recent new leases and market renewal leases for comparable space and for comparable usage in the Building or, if there are not three (3) or more of such leases in the Building, in comparable buildings that are in proximity, within the Del Mar Heights market area, to the Building, whether or not owned or managed by Landlord or other landlords. Appropriate allowances shall be made for any special terms or conditions contained in or pertaining to such leases, it being recognized that the stated face rental rate in a lease ordinarily reflects other economic terms contained in the lease and so does not itself ordinarily reflect an actual market rate, and it being intended that with respect to the Extension Option term this Lease be economically equivalent, for both Landlord and Tenant, to the relevant comparable leases. At least six (6) months prior to the date on which the Extension Option term is to commence, Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rental Value and the basis on which Landlord made its determination. In the event Landlord and Tenant are unable to agree on the Fair Market Rental Value, after good faith deliberations, by that date (the "Final Date") which is two (2) months prior to the date on which the Extension Option term is to commence and Tenant is not then willing to accept Landlord's figure, then Tenant shall on or before the Final Date give Landlord notice of Tenant's determination of the Fair Market Rental Value and the basis on which Tenant made its determination. The Parties' respective figures shall be submitted to the appraisers upon their appointment as provided below, and the Fair Market Rental Value figure shall be determined in accordance with Article 4.5(b).

             (b) The Fair Market Rental Value shall be determined as follows:

                 (i) Landlord and Tenant shall each appoint an individual who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties located in San Diego. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's submitted figure for the Fair Market Rental Value is closer to the actual value as determined by the appraisers, taking into account the requirements of this Section. Each such appraiser shall be appointed within fifteen (15) days after the Final Date.

                 (ii) The two appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth above for qualification of the initial two appraisers.

                 (iii) The three appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the Parties shall use Landlord's or Tenant's submitted value and shall notify Landlord and Tenant thereof.

                 (iv) The decision of the majority of the three appraisers shall be binding upon Landlord and Tenant.

                 (v) If either of the Parties fail to appoint an appraiser, such appraiser(s) shall be appointed by the Presiding Judge of the San Diego Superior Court or, if he or she fails to act, by any judge with jurisdiction over the Parties.

                 (vi) If the two appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be decided by an appraiser qualified under the same criteria set forth above for qualification of the initial two appraisers and appointed by the Presiding Judge of the San Diego Superior Court or, if he or she fails to act, by any judge with jurisdiction over the Parties.

                 (vii) Each Party shall pay for the costs of their appraiser. The cost of the third appraisal shall be paid by Landlord and Tenant equally.

        4.6 Right of Notice. During the Lease Term, Landlord shall notify Tenant of any and all space that becomes available for lease on the third floor of the Building, without any implication that Tenant has any right of first refusal or option with regard to such available space.

5. Rent. Tenant shall pay to Landlord as rent for the Premises the Monthly Rent as set forth in Article 2(l). The Monthly Rent shall be payable in advance on or before the first day of the first full calendar month of the Lease Term and on or before the first day of each successive calendar month thereafter during the Lease Term, except that the Monthly Rent for the first full Month shall be paid upon the execution of this Lease. The Monthly Rent for any period during the Lease Term which is for less than one (1) month shall be prorated based on a thirty (30)-day month. The Monthly Rent and all other rent hereunder shall be paid without prior notice or demand, without deduction or offset, in lawful money of the United States of America which shall be legal tender at the time of payment, at the office of the Building or to another person or at another place as Landlord may from time to time designate in writing. The term "Additional Rent" means all other amounts payable by Tenant hereunder (whether or not designated as Additional Rent).

6. Security Deposit.

        6.1 Security Deposit. Tenant shall deposit the cash amount of the Security Deposit with Landlord and the Letter of Credit upon the execution and delivery of this Lease as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. Tenant shall deliver the Letter of Credit portion of the Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the "Letter of Credit") issued by and drawable upon any commercial bank which is a member of the New York Clearing House Association or other bank satisfactory to Landlord, trust company, national banking association or savings and loan association with offices for banking purposes in the City of San Diego (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000.00. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of $950,000, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the 45th day following the Expiration Date) unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Unless Tenant replaces the Letter of Credit with a replacement Letter of Credit on the same terms, issued by a lender meeting the requirements specified herein, within ten (10) business days following delivery of the Non-Renewal Notice, Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 6, until Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this
Section 6.1. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Diego, California. The Letter of Credit shall be subject in all respects to the International Standby Practices set by the International Chamber of Commerce. The Letter of Credit may be reduced by Tenant, provided that there is no uncured Event of Default outstanding at the time such reduction is otherwise permitted to be made or any condition or occurrence pending at that time which with the lapse of time would constitute an Event of Default, to $700,000 at the end of Lease Year 5 (March 31, 2006), $400,000 at the end of Lease Year 6 (March 31, 2007) and $100,000 at the end of

Lease Year 7 (March 31, 2008). Landlord shall reimburse Tenant for the portion of the annual fee of the Issuing Bank for the Letter of Credit which is attributable to the increment of the Letter of Credit in excess of $750,000. If, at any time, Tenant has, among its assets, Forty Million Dollars ($40,000,000) in cash on hand, and for so long as such liquidity is maintained, the requirement of the Letter of Credit shall be excused. Such cash on hand must be demonstrated by delivery to Landlord of Tenant's financial statements prepared by Tenant's certified public accountant in accordance with generally accepted accounting principles. Following any such retirement of the Letter of Credit, Tenant shall furnish Landlord such financial statements not less frequently than quarterly. If at any time the financial statements disclose less than Forty Million Dollars ($40,000,000) cash on hand, Tenant shall immediately replace and restore the Letter of Credit, which shall thereafter be maintained in accordance with the requirements set forth above.

        6.2 Application of Security. If an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash Security Deposit and, in addition, notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including
(i) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. Landlord shall hold the proceeds of the Letter of Credit, to the extent not immediately applied, as an additional cash portion of the Security Deposit for application, when required, as herein provided. If Landlord applies any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant promptly after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Any amounts of the Security Deposit held by Landlord shall be held by Landlord without interest and may be commingled with Landlord's other funds.

        6.3 Transfer. Upon a sale or other transfer of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. With respect to the Letter of Credit, within 5 days after notice of such transfer or financing, Tenant at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Provided, however, Tenant shall bear the entire cost of any such transfer of the Letter of Credit for the first three (3) transfers and thereafter, Landlord shall bear the cost of any transfer up to $2,500 for each such transfer, with Tenant to bear, in each case, the cost in excess of $2,500. Upon such Transfer and Tenant's receipt of the transferees's acknowledgment of funds received, Tenant shall look solely to the new landlord or lender for the return of such Security Deposit, cash or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Neither Landlord nor Tenant shall assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit to any person other than a transferee or any such lender under this Section 6.3 and neither Landlord nor Tenant nor any of their respective successors or assigns shall be bound by any such unauthorized action or attempted reassignment, or encumbrance.

7. Operating Expenses.

        7.1 Definitions. As used in this Lease, the following terms have the meanings set forth below:

(a) Comparison Year:      Each calendar year after the Base Year, all or any
                          portion of which falls within the Lease Term.

(b) Real Property
    Taxes: Any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Land or the Building; any tax on Landlord's right to receive, or the receipt of, rent or income from the Land or the Building; any assessment levied by a local landscape or lighting maintenance district; any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Land or the Building; any tax imposed on this transaction; any tax or increase of taxes based on a reassessment of the Land or the Building due to a change in ownership or transfer of all or part of the Building or Landlord's interest in this Lease, the Land or the Building; and any charge or fee replacing any tax previously included within this definition. Real Property Taxes do not include: (i) Landlord's federal or state net income, franchise, inheritance, gift or estate taxes, (ii) a special assessment levied by any governmental authority or as a result of the removal of any Hazardous Materials caused by Landlord but not by third parties, (iii) reserves for future taxes, or (iv) any documentary transfer taxes arising out of a transfer or sale by Landlord of all or a portion of the Building. In the case of any assessment which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such assessment to be paid in installments over the maximum period permitted by law.

                          If a reduction in Real Property Taxes is obtained for any year of the Term during which Tenant paid Real Property Taxes in excess of the Base Year Real Property Taxes, then Operating Expenses for such year shall be retroactively adjusted and Landlord shall provide Tenant with a credit against Tenant's next due obligations for Tenant's Share of Operating Expenses, or, if none, refund such amount to Tenant within thirty (30) days based on such adjustment. Landlord agrees to contest increases in the assessed valuation of the Building, which affect the general real estate tax component of Real Property taxes or any other increase in Real Property Taxes customarily protested by prudent owners of commercial office buildings in the City of San Diego in a manner appropriate for such an owner.

(c) Operating
    Expenses:             All costs and expenses of operating, maintaining and
                          repairing the Building and the Land, excluding Real
                          Property Taxes but including (without limitation):
                          sewer charges; insurance premiums for all insurance policies as may be provided by Landlord in accordance with Article 13; deductible amounts under insurance policies subject to the limitations set forth below;
                          janitorial services; wages of Landlord's employees engaged in the operation, maintenance or repair of the Building or the Land, including all customary employee benefits, Worker's Compensation and payroll taxes;
                          management fees, without duplication, reasonably consistent with the prevailing rates charged by professional management companies for the operation of similar buildings in the area, but if a managing agent is not retained for the Building, a sum in lieu thereof to Landlord in the amount of three percent
                          (3%) of
                          gross rental income provided that if the fee of any such agent subsequently engaged is more than three percent (3%) of gross rental income an equitable approximate adjustment shall be made for the amount attributable to the management fees for the Base Year for the purpose of determining subsequent increases;
                          legal, accounting and other consulting fees;
                          Landlord's cost of condenser water provided for Tenant's HVAC, and other services and utilities except for the charges that are billed directly to tenants;
                          elevator maintenance; capital improvements and replacements made after completion of the Building required for the safe and efficient operation of the Building, including but not limited to those required by Laws, excluding amounts expended by Landlord in the performance of its repair and maintenance obligations under Section 10.2, appropriately amortized over the useful life of such improvements; all costs and expenses incurred by Landlord and interest on any funds borrowed to pay the cost of any capital improvements as a result of or in order to comply with any Laws, including, but not limited to, Laws pertaining to energy, natural resources conservation, safety or environmental protection; supplies, materials, equipment and tools; and maintenance and repair of all parking and common areas. Operating
                          Expenses do not include depreciation on the existing
                          Building and improvements or equipment therein, loan payments (except as expressly provided above), 9 executive salaries or real estate brokers' commissions. Notwithstanding the provisions of this
                          Section 7.1(c), the following shall not be included within Operating Expenses: (i) any ground lease rental; (ii) costs incurred by the Landlord for the repair of damage to the Building to the extent that the Landlord is reimbursed by insurance or condemnation proceeds or by other tenants of the Building (other than as a share of their Operating
                          Expense), guarantors or any third parties (except that insurance deductibles paid by Landlord are included as an Operating Expense); (iii) costs, including permit, license and inspection costs, incurred with respect to the construction or installation of tenant improvements for tenants in the Building (including
                          Landlord improvements to the Building) which are incurred in renovating or otherwise improving, decorating, painting or redecorating space for other occupants of the Building, including space planning and interior design costs and fees; (iv) brokerage commissions, finder's fees, attorneys' fees, space planning costs, advertising costs, and other costs incurred by Landlord in leasing or attempting to lease space in the Building; (v) attorneys' fees and other costs and expenses incurred in connection with proposals, negotiations or disputes with present or prospective tenants or other occupants of the Building; (vi) subject to Landlord's obligations under
                          Section 10.2, repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the structure or systems of the Building; (vii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (viii) any personal property taxes payable by Tenant or by other occupants of the Building; (ix) costs incurred due to a violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, or costs, penalties or fines arising from Landlord's violation of any governmental rule or authority, costs incurred in correcting any building code violations existing as of the Commencement Date;
                          (x) Landlord's general corporate overhead and general administrative expenses; (xi) rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature under generally accepted accounting principles, except equipment that is leased for use in, or providing services to the Building, or that is used in providing security, operational, and maintenance services, and equipment;
                          (xii) costs arising from Landlord's charitable or political contributions or from costs or fees associated with Landlord's membership in a trade association; (xiii) legal expenses incurred in order for Landlord to resolve disputes with contractors regarding latent defects in the design, materials or workmanship of the Building; (xiv) costs arising from the presence of Hazardous Materials existing in, on or under the Premises or Building as of the date this Lease is signed or which is otherwise exempted from Tenant's indemnity requirements under Section 22; (xv) any late fees, assessments, penalties or similar charges associated with any Operating Expenses resulting from Landlord's gross negligence or willful misconduct; (xvi) expenses incurred by Landlord in connection with services or other benefits which are not offered to Tenant or items and services for which Tenant or any other occupant of the Building reimburses Landlord (other than through its share of Operating Expenses), or which Landlord provides selectively to one or more tenants, other than Tenant, without reimbursement, and the cost of which is included as Operating Expenses; (xvii) costs of maintaining Landlord's existence, either as a corporation, partnership or other entity;(xviii) operating reserves for capital items to the extent a capital cost of replacement of such items are, or are planned to be, amortized as an Operating Expense; and
                          (xix) the costs of repairs and/or replacements of the roof structure, foundations and structural supports of the Building.

                          Tenant's liability for any insurance deductible shall be limited to commercially-reasonable amounts, based upon deductibles maintained by landlords of similar buildings in the vicinity of the Building; provided, however, that in the event of any damage to the Building by earthquake, Tenant's liability for any deductible in connection with any such casualty shall not exceed an amount equal to Tenant's Share of the amortized portion of the deductible, which shall be determined as follows: The deductible, up to a maximum of ten percent (10%) of the full replacement cost of the Building, shall be amortized over the useful life of the repaired or replace improvement (determined in accordance with generally accepted accounting principles), with interest on the unamortized balance at the prevailing market rate of interest paid by Landlord to an institutional lender. For the duration of the Term, commencing with the date of completion of such replacement or repair, Tenant shall pay Landlord monthly, as Additional Rent, Tenant's share of such amortized portion of the deductible as applicable to such month.

                          Notwithstanding the specific itemization elsewhere in this Lease as to certain components of Operating Expenses, Landlord shall not be entitled to recover from all tenants of the Building more than its actual costs and expenses of Operating Expenses.

        7.2 Payment for Increases in Real Property Taxes. If the Real Property Taxes for any year exceed the Real Property Taxes for the Base Year, Tenant shall pay, as Additional Rent, Tenant's Share of the increase in the manner set forth in this Article.

        7.3 Payment for Increases in Operating Expenses. If the Operating Expenses paid or incurred by Landlord in any Comparison Year increase over the Operating Expenses paid or incurred for the Base Year, Tenant shall pay, as Additional Rent, Tenant's Share of the increase in the manner set forth in this Article. If in the Base Year less than ninety-five percent (95%) of the rentable area of the Building is occupied, then the Operating Expenses for the Base Year shall be adjusted to what the Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied throughout the Base Year. If subsequently to the Base Year any Operating Expenses are incurred which were not incurred during the Base Year, the amount of such Operating Expenses shall be factored into the Base Year for the purpose of determining subsequent increases in the Operating Expenses. If, during any period in a Comparison Year, less than ninety-five percent (95%) of the rentable area of the Building is occupied, the Operating Expenses for that Comparison Year shall be adjusted to what the Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied throughout that Comparison Year. Tenant's Share of increases in Operating Expenses shall be prorated for any partial Comparison Year which falls within the Lease Term.

        7.4 Manner of Payment. Prior to the beginning of a Comparison Year, Landlord shall deliver to Tenant a statement showing Landlord's reasonable estimate of Real Property Taxes and Operating Expenses for each Comparison Year and the amount of Tenant's Share of any increase in Real Property Taxes and Operating Expenses based on such estimate. Commencing as of the first day of each Comparison Year, Tenant shall pay to Landlord, at the times and in the manner provided herein for the payment of Monthly Rent, one-twelfth (1/12) of Tenant's Share of any increases as shown by Landlord's statement. If Landlord's statement is furnished after January 1 of a Comparison Year, then on or before the first day of the first calendar month following Tenant's receipt of Landlord's statement, in addition to the monthly installment of Tenant's Share of any increases due on that date, Tenant shall pay the amount of Tenant's Share of any increases for each calendar month or fraction thereof that has already elapsed in such Comparison Year.

        7.5 Final Statement. After the end of each Comparison Year (including the Comparison Year in which the Lease Term terminates), within ninety (90) days thereafter, Landlord shall deliver to Tenant a final statement ("Final Statement") of the actual Real Property Taxes and Operating Expenses for such Comparison Year. Within ten (10) days of delivery of each Final Statement, Tenant shall pay Landlord the amount due for Tenant's Share of any increases in the Real Property Taxes and Operating Expenses. Tenant shall have thirty (30) days after delivery of Landlord's Final Statement to object in writing to the accuracy of the Final Statement. If Tenant does not object within such thirty
(30)-day period, Landlord's Final Statement shall be conclusive and binding on Tenant. Objections by Tenant shall not excuse or abate Tenant's obligation to make the payments required under this Section 7.5 (or under Section 7.4) pending the resolution of Tenant's objection. Any credit due Tenant for overpayment of Tenant's Share of any increases in the Operating Expenses shall be credited against the installments of Monthly Rent next coming due. However, overpayments for the Comparison Year in which the Lease Term terminates shall be retained by Landlord to increase the Security Deposit, and shall be refunded, used, applied or retained as set forth in Article 6.

        7.6 Review Rights. If Tenant makes a written objection to Landlord within thirty (30) days after the delivery of a Final Statement, as provided in
Section 7.5, the Parties shall make a good faith effort to resolve any dispute concerning such Tenant's obligation. In the absence of any such Tenant's written objection, the Final Statement shall be deemed conclusively binding. If the Parties are unable to resolve any dispute as to the correctness of the Final Statement within thirty (30) days following such notice of objection, either Party may refer the issues raised to one of the "Big Five" public accounting firms selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than five percent (5%) for the period covered by the Final Statement, in which case Landlord shall pay such fees and expenses.

8. Use of Premises.

        8.1 Permitted Use. Tenant shall use the Premises only for the Permitted Use and shall not use or permit the Premises to be used for any other purpose.

        8.2 Restrictions on Use. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will: (a) increase the existing rate of, cause the cancellation of or otherwise adversely affect any casualty or other insurance for the Building or any part thereof or any of its contents; (b) impair the proper and economic maintenance, operation and repair of the Building or any portion thereof; (c) obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them; or (d) cause any nuisance in or about the Premises or the Building. Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing or sale of food or beverages, except for vending machines in the lunch room(s) located within the Premises, or for the manufacture, retail sale or auction of merchandise, goods or property of any kind, or as a school or classroom, or for any unlawful or objectionable purpose. Tenant shall not commit or allow to be committed any waste to the Premises or the Building.

        8.3 Compliance with Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises, the Building or the Land which will in any way violate any law, statute, ordinance, code, rule, regulation, requirement, license, permit, certificate, judgment, decree, order or direction of any governmental or quasi-governmental authority, agency, department, board, panel or court (singularly and collectively "Laws"). Tenant shall, at its expense, promptly comply with all Laws and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not be required to make structural changes to the Premises unless they arise or are required because of or in connection with Tenant's specific use of the Premises, or the type of business conducted by Tenant in the Premises, or Tenant's Alterations or Tenant's acts or omissions. Tenant shall obtain and maintain in effect during the Lease Term all licenses and permits required for the proper and lawful conduct of Tenant's business in the Premises, and shall at all times comply with such licenses and permits. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding (whether Landlord is a party or not) that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant.

9. Alterations and Additions.

        9.1 Landlord's Consent.

            (a) Other than the Tenant Improvements, Tenant shall not make or permit to be made any alterations, additions or improvements (singularly and collectively "Alterations") to or of the Building or the Premises or any part thereof without the prior written consent of Landlord in each instance. However, Landlord's consent shall not be required for minor decorations of the Premises such as wall coverings and wall hangings, built-in cabinetry and movable partitions, nor for the installation of furnishings, subject to the provisions of Section 11.2, office equipment and nonstructural lighting and carpeting improvements and additional electrical outlets.

            (b) Landlord will not unreasonably withhold, condition or delay its consent to any Alterations provided and upon the condition that all of the following conditions shall be satisfied: (i) the Alterations do not adversely (in Landlord's judgment) affect the outside appearance of the Building; (ii) the Alterations are nonstructural and do not impair the strength of the Building or any part thereof; (iii) the Alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises; (iv) the Alterations do not affect the proper functioning of any component of the heating, ventilating and air conditioning ("HVAC"), mechanical, electrical, sanitary or other utilities, systems and services of the Building, or increase the usage thereof by Tenant; (v) all plans and specifications for the Alterations are prepared by a space planner approved by Landlord and all Alterations are performed by contractors approved by Landlord; (vi) Landlord shall have approved the final plans and specifications for the Alterations; (vi) Tenant pays to Landlord (A) a fee for Landlord's indirect costs, field supervision or coordination in connection with the Alterations equal to five percent (5%) of the estimated cost of the Alterations, and (B) the reasonable costs and expenses actually incurred by Landlord in reviewing Tenant's plans and specifications and inspecting the Alterations to determine whether they are being performed in accordance with the approved plans and specifications and in compliance with Laws, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose; (vii) before proceeding with any Alteration which will cost more than $10,000 (exclusive of the costs of items constituting Tenant's Property, as defined in Section 9.2), Tenant obtains and delivers to Landlord, at Tenant's option, either: (C) a performance bond and a labor and materials payment bond for the benefit of Landlord, issued by a corporate surety licensed to do business in California, each in an amount equal to one hundred twenty five percent (125%) of the estimated cost of the Alterations and in form satisfactory to Landlord, or (D) such other security as shall be reasonably satisfactory to Landlord. Unless all of the foregoing conditions are satisfied, Landlord shall have the right to withhold its consent to the Alterations in Landlord's sole and absolute discretion.

            (c) Not less than fifteen (15) days nor more than twenty (20) days prior to commencement of any Alterations, Tenant shall notify Landlord of the work commencement date so that Landlord may post notices of nonresponsibility about the Premises. All Alterations must comply with all Laws, the other terms of this Lease, and the final plans and specifications approved by Landlord, and Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations. Landlord's review and approval of Tenant's plans and specifications are solely for Landlord's benefit. Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of the design of the Alterations, the plans and specifications therefor, or any other matter regarding the Alterations.

        9.2 Ownership and Surrender of Alterations. Upon their installation, all Alterations, including, but not limited to, wall covering, paneling and built-in cabinetry, but excluding movable furniture, trade fixtures and office equipment ("Tenant's Property"), shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises. However, upon the expiration or sooner termination of the Lease Term, Tenant shall, upon written demand by Landlord, at Tenant's expense, immediately remove any Alterations made by Tenant which are designated by Landlord to be removed and repair any damage to the Premises caused by such removal. Landlord acknowledges Tenant's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery and other personal property located in or at the Premises, and Landlord agrees to execute waiver forms releasing any Landlord lien interest in Tenant's personal property in favor of any purchase money seller, lessor or lender who has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no default shall have occurred and be continuing, Landlord shall, upon the request of Tenant, and at the Tenant's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such lien release to any person or entity permitted under this Section including landlord waivers with respect to any of the foregoing, and permitting such purchase money seller, lessor or lender to enter upon the Premises within a reasonable period and notice following any Tenant default to remove the personal property in which such entity has a security interest, in compliance with the obligations of this Lease relating to such removal.

        9.3 Liens. Tenant shall pay when due all claims for labor, materials and services furnished by or at the request of Tenant or Tenant's Affiliates. Tenant shall keep the Premises, the Building and the Land free from all liens, security interests and encumbrances (including, without limitation, all mechanic's liens and stop notices) created as a result of or arising in connection with the Alterations or any other labor, services or materials provided for or at the request of Tenant or Tenant's Affiliates, or any other act or omission of Tenant or Tenant's Affiliates, or persons claiming through or under them. (Such liens, security interests and encumbrances singularly and collectively are herein called "Liens.") Tenant shall not use materials in connection with the Alterations that are subject to any Liens. Tenant shall indemnify Landlord and Landlord's Affiliates for, and hold Landlord and Landlord's Affiliates harmless from and against: (a) all Liens; (b) the removal of all Liens and any actions or proceedings related thereto; and (c) all Liabilities incurred by Landlord or Landlord's Affiliates in connection with the foregoing. If any such lien is attached to the Premises and is not discharged (by bonding or otherwise) within fifteen (15) days after written notice to Tenant, then, in addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to, take any action necessary to discharge such Liens, including, but not limited to, payment to the claimant on whose behalf the Lien was filed. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities so incurred by Landlord, without regard to any defense or offset that Tenant may have had against the claimant.

        9.4 Additional Requirements. Alterations shall comply with all Laws. Tenant, at its expense, shall obtain all necessary permits and certificates for the commencement and performance of Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable insurance requirements, and in a good, firstclass and workmanlike manner. Tenant, at its expense, shall diligently cause the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or Tenant's Affiliates, or by any person claiming through or under Tenant or Tenant's Affiliates. Alterations shall be performed so as not to interfere with any other tenant in the Building, cause labor disharmony therein, or delay or impose any additional expense on Landlord in the construction, maintenance, repair or operation of the Building. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, in addition to the insurance described in Article 13, Workers' Compensation insurance in statutory limits and such other insurance as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the Alterations and, upon request, at reasonable intervals thereafter until completion of the Alterations.

10. Repairs.

        10.1 Condition of Premises. The Premises shall be delivered to Tenant in an "as is" condition and Landlord shall have no obligation whatsoever to alter, remodel, improve, decorate or paint the Premises or any part thereof either prior to or during the Lease Term. By accepting possession of the Premises, Tenant shall be deemed to have acknowledged that the Premises are suitable for its purposes and in good condition and repair. Subject to Section 10.2, Tenant, at its expense, shall keep the Premises and every part thereof in good condition and repair, subject to Landlord's obligations under Section 10.2, and shall, upon the expiration or sooner termination of the Lease Term, surrender the Premises to Landlord broom clean and in good condition and repair, subject to Landlord's obligations under Section 10.2, ordinary wear and tear and condemnation excepted. Provided, however, Tenant shall have no obligation to repair, maintain or replace any portion of the Building or Premises identified as Landlord's responsibility in Section 10.2. Landlord agrees not to unreasonably withhold its approval of any preventative maintenance contracts or licensed contractors selected by Tenant with respect to Tenant's maintenance and repair obligations. Tenant acknowledges and agrees that it has inspected, or prior to the Commencement Date will inspect, the Premises and that Tenant is not relying on any representations or warranties made by Landlord or Landlord's Affiliates regarding the Premises, the Building or the Land except as may be expressly set forth herein.

        10.2 Landlord's Obligation to Repair. Subject to Article 14, Landlord shall repair and maintain the Common Areas, including all Building systems serving the Common Areas, and the structural portions of the Building, including, but not limited to, the roof, the foundations, exterior load-bearing walls, windows and seals and underground utilities. However, if the repair or maintenance is caused in whole or in part by the act, neglect, fault or omission of Tenant or Tenant's Affiliates, or by Tenant's Alterations, then, to the extent such repair is not covered by insurance maintained by Landlord, Tenant immediately shall pay for such repair or maintenance and shall indemnify Landlord for and hold Landlord harmless from and against all other Liabilities incurred by Landlord in connection therewith. Landlord shall have a reasonable time after written notice from Tenant to perform necessary repairs or maintenance. Tenant waives all rights granted under Law to make repairs at Landlord's expense. In the event that any maintenance, repair or replacement responsibilities of Landlord are scheduled, pursuant to the manufacturer's specifications or any existing service agreement, for performance in the Base Year and are deferred until after the expiration of the Base Year, the Base Year Operating Expenses shall be adjusted to include the expenses associated with such deferred maintenance, repair or replacement that Landlord would have paid had Landlord performed such responsibility during the Base Year.

11. Services and Utilities.

        11.1 Landlord's Services. Landlord shall furnish janitorial services to the Premises as hereinafter provided. Landlord shall also maintain and furnish utilities to the Common Areas. Tenant shall pay all costs of any utilities supplied to the Premises. Tenant shall cause such utilities to be separately metered.

        11.2 Restrictions on Use. Other than as set forth and approved on the initial Tenant Improvement drawings, without the prior written consent of Landlord in each instance, Tenant shall not use or install any apparatus, device or equipment in the Premises, including, but not limited to, electronic data processing machines, punch card machines and machines which will require a dedicated circuit or which will in any way increase the amount of water, electricity or HVAC normally furnished for similar space in the Building. Landlord may condition its consent on, among other things, the installation of additional risers, feeders and other appropriate equipment. Tenant shall pay to Landlord on demand the cost of: (a) purchasing, installing, maintaining and repairing such equipment; (b) any additional expense incurred in connection with the foregoing. Tenant shall not connect any apparatus, device or equipment except through standard electrical outlets in the Premises.

        11.3 Janitorial Services. The janitorial services to be provided by Landlord to Tenant shall be provided five (5) days a week, Monday through Friday (except for holidays). Janitorial services shall be those customarily furnished for similar buildings in the general vicinity of the Building.

        11.4 Hours of Operation. Standard operating hours for the Building shall be five (5) days a week, Monday through Friday, from 7:00 o'clock a.m. to 7:00 o'clock p.m. (except for legal holidays) and Saturdays from 9:00 o'clock a.m. to 1 o'clock p.m. (except for legal holidays).

        11.5 Extra Hours. If during any hours or any days other than those specified in Section 11.4, Tenant desires to have any services or utilities supplied to the Premises, and if Landlord is able to provide the same, Tenant shall pay Landlord such reasonable charge as Landlord shall establish from time to time for providing such services or utilities. Any such charges which Tenant is obligated to pay shall be deemed to be Additional Rent hereunder; provided, however, Landlord shall charge $20 per hour for Landlord's costs related to Tenant's HVAC.

12. Entry by Landlord. Landlord shall at all times have the right to enter the Premises in order to: inspect the Premises; post notices of non-responsibility; show the Premises to prospective purchasers, lenders or (during the last twelve
(12) months of the Lease Term) tenants; perform its obligations and exercise its rights hereunder; and make repairs, improvements, alterations or additions to the Premises or the Building or any portion thereof as Landlord deems necessary or desirable and to do all things necessary in connection therewith, including, but not limited to, erecting scaffolding and other necessary structures. Landlord shall retain (or be given by Tenant) keys to unlock all of the doors to or within the Premises, excluding doors to Tenant's vaults and files. Landlord shall have the right to use any and all means necessary to obtain entry to the Premises in an emergency. Landlord's entry to the Premises shall not, under any circumstances, be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

13. Insurance.

        13.1 Tenant's Casualty Insurance. At all times during the Lease Term, Tenant, at its expense, shall maintain in effect policies of casualty insurance covering all Tenant Improvements and all Alterations made by Tenant. The amount of such coverages shall be revised from time to time at Landlord's request. Such policies shall provide for protection against any perils normally included within the classification of "All Risks", and shall contain endorsements covering: demolition and increased cost of construction; water damage, vandalism and malicious mischief; liability for changes in Laws. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that upon termination of this Lease following a casualty as set forth herein, the proceeds applicable to Tenant Improvements and Alterations shall be paid to Landlord and proceeds applicable to any furniture, fixtures and equipment owned by Tenant shall be paid to Tenant.

        13.2 Landlord's Insurance Landlord shall at all times during the Term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building covering physical loss or damage in an amount equal to the lesser of:
(A) the full replacement cost of the Building as of the date of the loss (exclusive of excavation and foundation costs, costs of underground items and costs of parking lot paving and landscaping), or such lesser amount as is permitted by any mortgagee of Landlord's interest in the Building, utilizing Insurance Service Office standard forms, or equivalent, providing protection against such perils as are included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass and such other perils as Landlord may deem advisable or required by any such mortgagee, provided Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises; and (B) such other policy or policies of insurance as Landlord may deem necessary, advisable and commercially reasonable. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord. In the event that any policy of insurance carried by Landlord pursuant to this Section 13.2 is not included in the Operating Expenses for the Base Year, and Landlord elects to procure such insurance after the Base Year, the Base Year Operating Expenses shall be adjusted to reflect the Operating Expenses Landlord would have paid had Landlord carried such insurance in the Base Year.

        13.3 Public Liability and Property Damage Insurance. At all times during the Lease Term, Landlord and Tenant shall each maintain, each at their own expense, Comprehensive General Liability Insurance (including property damage) with respect to the ownership, maintenance, use, operation and condition of the Premises and the business conducted therein. In each case, such insurance shall at all times have limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for bodily injury, personal injury and property damage liability. At Landlord's request, these limits shall be increased from time to time during the Lease Term (but not more often than once every two years) to such higher limits as Landlord or its insurance consultant believe are reasonably necessary to protect Landlord. The amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Each policy shall contain cross liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions contained in Section 22.2 and elsewhere in this Lease and any other obligations of Tenant to Landlord hereunder.

        13.4 Policy Requirements.

            (a) All insurance required to be carried hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, approved by Landlord and, if required, by any Landlord's mortgagee. Certificates of all Tenant's policies shall be delivered to Landlord at least ten (10) days prior to Tenant's occupancy of the Premises. Each policy shall provide that it may not be canceled or modified except after thirty (30) days' prior written notice to Landlord and Landlord's mortgagee named as an additional insured or loss payee thereunder. Tenant shall furnish Landlord with renewals or "binders" of each Tenant's policy, together with evidence of payment of the premium therefor, at least thirty (30) days prior to expiration. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford coverage as required 18 by this Lease. Each policy provided by Landlord shall provide that all losses shall be settled in the name of Landlord (or, if required, Landlord's mortgagee) only.

            (b) Landlord and, if required, Landlord's Mortgagee shall be named as additional insureds in each insurance policy and, if requested by Landlord, they also shall be named as loss payees. The Tenant's Comprehensive General Liability Insurance shall: apply severally to Landlord, Landlord's Mortgagee and Tenant; cover each of them as if separate policies had been issued to each of them; not contain provisions affecting any rights which any of them would have had as claimants if not named as insureds; be primary insurance and not considered contributory, with any other valid and collectible insurance available to Landlord and Landlord's Mortgagee constituting excess insurance; and be endorsed as necessary to cover the foregoing requirements.

            (c) Each policy of All Risk Coverage which Tenant obtains for the Premises, and which Landlord obtains for the Building, shall include a clause or endorsement denying the insurer any right of subrogation against the other Party hereto to the extent that rights have been waived by the insured party prior to the occurrence of injury or loss. Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance, to the extent of the injury or loss covered thereby.

        13.5 Tenant's Failure to Deliver Certificates. If Tenant fails to deliver copies of certificates of Tenant's insurance policies and evidence of payment therefor within the time required pursuant to Section 13.3, Landlord may, but shall not be obligated to, obtain the required insurance, and the cost thereof, together with an administrative fee of Five Hundred Dollars ($500), shall be payable by Tenant to Landlord on demand. Nothing in this Section shall be deemed to be a waiver of any rights or remedies available to Landlord under this Lease or at law or in equity if Tenant fails to obtain and deliver the required insurance policies and evidence of payment.

14. Damage or Destruction; Eminent Domain.

        14.1 Landlord's Restoration. If the Building or the Premises are partially damaged or totally destroyed by fire or other casualty, and if this Lease is not terminated as provided in this Article, Landlord shall repair the damage and restore or rebuild the Building or the Premises (except for Tenant's Property and leasehold improvements) after Landlord receives notice of the damage or destruction and Landlord receives substantially all of the insurance proceeds receivable on account of the casualty. However, Landlord shall not be required to spend amounts in excess of the insurance proceeds actually received for such repair, restoration or rebuilding. Landlord shall attempt to make any required repairs or restoration promptly and so as not to interfere unreasonably with Tenant's use and occupancy of the Premises, but Landlord shall not be obligated to perform such work on an overtime or premium-pay basis, unless Tenant requests and pays the additional cost associated therewith.

        14.2 Rent Abatement. Subject to Section 14.3, if, in Landlord's reasonable judgment, all or part of the Premises are rendered completely or partially untenantable on account of fire or other casualty, or if damage by fire or other casualty to the Building deprives Tenant of access to the Premises for more than five (5) consecutive days, the Monthly Rent shall be abated in the proportion that the Rentable Square Feet of the untenantable portion of the Premises bears to the total Rentable Square Feet of the Premises; provided, however, if the untenantable area is in excess of fifty percent (50%) of any floor, the entire floor shall be deemed untenantable. Such abatement shall commence on the date of the damage or destruction and shall continue until the Premises have been substantially repaired and Tenant has reasonable access to the Premises. However, if Tenant reoccupies the damaged portion of the Premises prior to the date that the Premises are substantially repaired, the Monthly Rent allocable to the reoccupied portion shall be payable by Tenant from the date of such occupancy in the proportion that the Rentable Square Feet of the reoccupied portion of the Premises bears to the total Rentable Square Feet of the Premises.

        14.3 Exception to Abatement. Monthly Rent shall not be abated or reduced if: (a) the Premises or a portion thereof are rendered untenantable due to damage or loss of access for a period of five (5) consecutive days or less; or
(b) Landlord provides other space in the Building reasonably suited for the temporary conduct of Tenant's business (but Landlord shall have no obligation to provide such other space); or (c) because of acts or omissions of Tenant or Tenant's Affiliates either (i) Landlord (or any Landlord's Mortgagee) is unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) for damage or destruction of the Premises or the Building, or (ii) the Premises or the Building was damaged or destroyed or rendered completely or partially untenantable. The collection of rent by Landlord under the circumstances described in clause (c) above shall not preclude Landlord from seeking damages from Tenant or exercising any other rights and remedies it may have under this Lease or at law or in equity.

        14.4 Election to Terminate. Landlord may terminate this Lease upon written notice to Tenant if: (a) the Building or the Premises are substantially or totally destroyed or, in Landlord's reasonable judgment, rendered untenantable by fire or other casualty or any other cause; or (b) the Building is damaged or rendered untenantable (whether or not the Premises are damaged or destroyed or rendered untenantable) so that its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord) of more than twenty percent (20%) of the full insurable value of the Building immediately prior to the casualty; or (c) less than one (1) year remains in the Lease Term at the time of the damage or destruction or events which render the Building or the Premises untenantable and the time necessary to repair or restore the Building or the Premises would exceed ninety (90) days (as estimated by a reputable contractor or architect designated by Landlord); or (d) Landlord would be required under Section 14.2 to abate or reduce the Monthly Rent for a period in excess of six (6) months if repairs or restoration were undertaken. If Landlord elects to terminate this Lease, its notice of termination shall be given within one hundred and eighty (180) days after the date of the damage, destruction or events causing untenantability and this Lease shall terminate on the date specified in such notice.

        14.5 Eminent Domain. Landlord may terminate this Lease upon written notice to Tenant if twenty-five percent (25%) or more of either the Premises, the Building or the Land is condemned, taken or appropriated by any public or quasipublic authority under the power of eminent domain, police power or otherwise (or in the event of a sale in lieu thereof). Whether or not this Lease is so terminated, Landlord shall be entitled to any and all income, rent, award, or interest thereon which may be paid or made in connection with the taking or appropriation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If Landlord elects to terminate this Lease, its notice of termination shall be given within sixty (60) days after the taking or appropriation. If such notice is not given or if Landlord notifies Tenant of Landlord's election not to terminate, this Lease shall continue in full force and effect, except that the Monthly Rent shall be reduced in the proportion that the rentable floor area of the Premises which is taken bears to the total Rentable Area of the Premises. Nothing contained in this Section shall prevent Tenant from bringing a separate action or proceeding for compensation for any of Tenant's Property taken and Tenant's moving expenses and relocation expenses.

        14.6 Business Interruption. Landlord shall not incur any Liabilities of any type to Tenant or Tenant's Affiliates arising from or in connection with any damage or destruction of the Premises, the Building or the Land, or any taking or appropriation thereof, or any repairs or restoration in connection therewith, nor shall Tenant have any right to terminate this Lease as a result thereof. However, in such event, Monthly Rent shall be abated if and to the extent that abatement is allowed pursuant to this Article.

15. Assignment and Subletting.

        15.1 Landlord's Consent Required. Tenant shall not voluntarily, involuntarily or by operation of any Laws sell, convey, mortgage, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, except as to a Permitted Transferee defined in Section 15.4, without Landlord's prior written consent in each instance which consent may be withheld in Landlord's sole and absolute discretion except as otherwise provided in this Article, and any attempt to do so without this consent shall be null and void.

        15.2 Landlord's Right to Terminate Lease. If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord in writing. This notice shall be accompanied by:
(a) a statement setting forth the name and business of the proposed assignee or subtenant; (b) a copy of the proposed assignment or sublease (and any collateral agreements) setting forth all of the terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, "key money", and amounts payable for Tenant's Property and the common use of any personnel or equipment); (c) financial statements certified by an independent certified public accountant and other information requested by Landlord relating to the proposed assignee or subtenant; and (d) any other information concerning the proposed assignment or sublease which Landlord may reasonably request. If Tenant proposes to assign this Lease or sublet a portion of the Premises exceeding fifty percent (50%) of the total Rentable Square Footage of the Premises, Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease, with respect to the entire Premises in the case of an assignment, or with respect to a sublease, the portion of the Premises to be sublet, on written notice to Tenant within thirty
(30) days after receipt of Tenant's notice and the information described above or the receipt of any additional information requested by Landlord. If Landlord elects to so terminate this Lease as to the Premises, or portion thereof, this Lease shall terminate as of the effective date of the proposed assignment or commencement of the term of the proposed sublease as set forth in Tenant's notice, and Landlord shall have the right (but no obligation) to enter into a direct lease with the proposed assignee or subtenant. Tenant may withdraw its request for Landlord's consent at any time prior to, but not after, Landlord delivers a written notice of termination.

        15.3 Consent by Landlord. If Landlord elects not to terminate this Lease pursuant to Section 15.2, or if a proposed sublease is for less than fifty percent (50%) of the Rentable Square Feet of the Premises, Landlord shall not unreasonably withhold its consent to an assignment or subletting. (For purposes of this Section, an assignment shall not include an assignment for security purposes, which shall be governed by Section 15.1.) Tenant agrees that the withholding of Landlord's consent shall be deemed reasonable if all of the following conditions are not satisfied:

            (a) The proposed assignee or subtenant shall use the Premises only for the Permitted Use, and the business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Building, in Landlord's reasonable judgment.

            (b) The proposed assignee or subtenant is reputable and has a reasonable net worth, has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord's reasonable judgment.

            (c) Tenant is not in default.

            (d) All of the other terms of this Article are complied with. The conditions described above are not exclusive and shall not limit or prevent Landlord from considering additional factors in determining if it should reasonably withhold its consent.

        15.4 Corporate Transaction. A transfer (by one or more transactions) of a majority of the voting stock of Tenant, other than stock which is publicly traded on a national exchange, shall be deemed to be an assignment of this Lease subject to the provisions of this Article. However, these provisions shall not apply to the transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's stock or assets are transferred or to an affiliate which is an entity which controls, is controlled by, or is under common control with, Tenant, if the principal purpose of the merger or transfer is not the assignment of this Lease and Tenant's successor has a net worth not less than the net worth of Tenant on the execution of this Lease (the transferee of which shall herein be called a "Permitted Transferee"). Tenant shall cause reasonably satisfactory proof of such net worth to be delivered at least thirty (30) days prior to the effective date of the transaction.

        15.5 No Release of Tenant. Notwithstanding the granting of Landlord's consent, no sale, conveyance, mortgage, pledge, subletting, assignment or other transfer or encumbrance of this Lease or the Premises shall release or alter Tenant's primary liability to pay rent and perform all of its other obligations hereunder. The acceptance of rent by Landlord from any person other than Tenant shall not be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed to be consent to any subsequent assignment or subletting. If any assignee or successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without proceeding against or exhausting its remedies against the assignee or successor. After any assignment, sublease or other transfer or encumbrance, Landlord may consent to subsequent assignments, subleases, transfers or encumbrances, or amendments to this Lease, without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of liability under this Lease.

        15.6 Additional Charges. If Landlord consents to any assignment or sublease, Tenant shall pay the following to Landlord as Additional Rent, after Tenant has deducted its reasonable expenses associated with any such assignment or sublease, including, but not limited to, the following: any rental abatement provided as an inducement for an assignment or sublease, any reasonable tenant improvement allowance, leasing commissions, reasonable marketing expenses, any lease buy-outs and reasonable legal expenses:

            (a) In the case of an assignment, fifty percent (50%) of all amounts paid or payable to Tenant by the assignee for or by reason of such assignment (including sums paid or payable for the purchase or rental of all or part of Tenant's Property).

            (b) In the case of a sublease, fifty percent (50%) of the amount by which the sublease rental exceeds the portion of the Monthly Rent allocable to the subleased space hereunder throughout the sublease term. In computing this amount, the sublease rental shall include all rents, charges and other consideration paid or payable to Tenant under the terms of the sublease and any collateral agreements. The Monthly Rent hereunder allocable to the subleased space for any period shall equal the total Monthly Rent accruing during such period, multiplied by a fraction, the numerator of which is the Rentable Square Feet of the subleased space and the denominator of which is the Rentable Square Feet of the Premises.

This Additional Rent shall be paid by Tenant to Landlord as and when received by Tenant or, at Landlord's option, on written notice to the assignee or subtenant, Landlord may collect all or any portion of this Additional Rent directly from the assignee or subtenant. Tenant shall receive a credit against this Additional Rent in an amount equal to the net unamortized or undepreciated cost of any of Tenant's Property that is sold to the assignee or sublessee in connection with such assignment or sublease, determined on the basis of Tenant's federal income tax returns. This credit shall be prorated over the period during which this Additional Rent is to be paid, in proportion to the amounts received by Tenant. Landlord's acceptance or collection of this Additional Rent will not be deemed to be a consent to any assignment or subletting or a cure of any default under this Article or the rest of the Lease.

        15.7 Additional Terms.

            (a) Tenant shall pay the reasonable attorney's fees and other costs and expenses of Landlord in connection with any request for Landlord's consent to any sale, conveyance, mortgage, pledge, assignment, sublease or other transfer or encumbrance, not to exceed $2,500 per consent.

            (b) A sublease will be null and void unless it complies with the rest of this Lease and provides that: (i) it is subject and subordinate to this Lease and that if there is any conflict or inconsistency between the sublease and this Lease, this Lease will prevail; (ii) Landlord may enforce all the provisions of the sublease, including the collection of rent; (iii) it may not be modified without Landlord's prior written consent and that any modification without this consent shall be null and void; (iv) if this Lease is terminated or Landlord reenters or repossesses the Premises, Landlord may, at its option, take over all of Tenant's right, title and interest as sublessor and, at Landlord's option, the subtenant shall attorn to Landlord, but Landlord shall not be (x) liable for any previous act or omission of Tenant under the sublease, (y) subject to any existing defense or offset against Tenant, or (z) bound by any previous modification of the sublease made without Landlord's prior written consent or by any prepayment of more than one month's rent; and (v) it is ineffective until Landlord gives its written consent thereto.

            (c) An assignment will be null and void unless it complies with the rest of this Lease and provides that: (i) the assignee assumes all of Tenant's obligations under this Lease and agrees to be bound by all of the terms of this Lease; and (ii) it is ineffective until Landlord gives its written consent thereto.

            (d) The sublease or assignment otherwise must exactly match the proposed sublease or assignment initially submitted by Tenant. A sublease or assignment will not be effective until a fully executed counterpart is delivered to Landlord and Landlord delivers its written consent thereto.

            (e) This Article is binding on and shall apply to any purchaser, mortgagee, pledgee, assignee, subtenant or other transferee or encumbrancer, at every level.

16. Quiet Enjoyment. So long as Tenant pays all rent and is not in default hereunder, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any mortgages or deeds of trust, and all other agreements or matters of record or to which this Lease is subordinate; provided that Tenant's occupancy and rights under this Lease shall not be disturbed by any holder of a Superior Mortgage as long as Tenant is not in default hereunder. As used in this Lease, the term "Superior Mortgages" means all present and future mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof or advances made thereunder, affecting all or any portion of the Premises, the Building or the Land.

17. Mortgagee Protection.

        17.1 Subordination. Landlord shall obtain from any Landlord's Mortgagee, including the existing Landlord's Mortgagee, such Landlord's Mortgagee's written agreement providing that so long as Tenant is not in default under this Lease, Tenant's possession of the Premises in accordance with the terms of this Lease shall not be disturbed. Subject to Landlord providing Tenant such written nondisturbance agreement from any such Landlord's Mortgagee, this Lease shall be subordinate to any Superior Mortgage, including any existing Superior Mortgage. This Section shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant shall execute, acknowledge and deliver any instrument in commercially-reasonable form, acknowledging such subordination and non-disturbance rights of Landlord's Mortgagee and Tenant, respectively, that Landlord or the lessor, mortgagee or beneficiary under any of the Superior Mortgages may request, within ten (10) days after request. (Each of these mortgagees or beneficiaries is called a "Landlord's Mortgagee"). However, if Landlord, Landlord's Mortgagee or any other successor to Landlord elects in writing, this Lease shall be deemed superior to the Superior Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request. If Landlord's Mortgagee or its successor or any successor to Landlord succeeds to Landlord's interests under this Lease, whether voluntarily or involuntarily, Tenant shall attorn to such person and recognize such person as Landlord under this Lease, provided that such person agrees that if Tenant is not in default under this Lease, Tenant's possession of the Premises in accordance with the terms of this Lease shall not be disturbed.

        17.2 Mortgagee's Liability. The obligations and liabilities of each of Landlord or Landlord's Mortgagees, or their successors, under this Lease shall exist only if and for so long as each of these respective parties owns fee title to the Land and the Building except with respect to the payment of the Tenant Improvement Allowance which shall remain the obligation of Landlord named herein until such obligation is assumed in writing by Landlord's successor. No Monthly Rent or Additional Rent shall be paid more than thirty (30) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a Landlord's Mortgagee) be a nullity as against Landlord's Mortgagees or their successors and Tenant shall be liable for the amount of such payments to Landlord's Mortgagees or their successors.

        17.3 Mortgagee's Right to Cure. No act or omission by Landlord which would entitle Tenant under the terms of this Lease or any Laws to be relieved of Tenant's obligations hereunder, or to terminate this Lease, shall result in a release or termination of such obligations or this Lease unless: (a) Tenant first shall have given written notice of Landlord's act or omission to Landlord and all Landlord's Mortgagees whose names and addresses shall have been furnished to Tenant; and (b) Landlord's Mortgagees, after receipt of such notice, fail to correct or cure the act or omission within a reasonable time thereafter (but in no event less than sixty (60) days). However, nothing contained in this Section shall impose any obligation on Landlord's Mortgagees to correct or cure any act or omission.

18. Estoppel Certificates. Tenant shall from time to time, within ten (10) days after request by Landlord, execute and deliver to Landlord or any other person designated by Landlord an estoppel certificate, in form satisfactory to Landlord, which certifies: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, describes them); (b) the expiration date of the Lease Term and that there are no agreements with Landlord to extend or renew the Lease Term or to permit any holding over (or if there are any such agreements, describes them and specifies the periods of extension or renewal); (c) the date through which the Monthly Rent and additional rent have been paid; (d) that Landlord is not in default in the performance of any of its obligations under this Lease (or, if there are any such defaults, describes them); (e) that Tenant is not entitled to any credits, offsets, defenses or deductions against payment of the rent hereunder (or, if they exist, describes them); and (f) such other information concerning this Lease or Tenant as Landlord or any other person designated by Landlord reasonably shall request. An estoppel certificate issued by Tenant pursuant to this Article shall be a representation and warranty by Tenant which may be relied on by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation. If Tenant fails to execute and deliver an estoppel certificate as required hereunder, Landlord's representations concerning the factual matters covered by such estoppel certificate, as described above, shall be conclusively presumed to be correct and binding on Tenant.

19. Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") and breach under this Lease by Tenant:

            (a) The abandonment of the Premises by Tenant.

            (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder for a period of three (3) days after such payment is due.

            (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than those described in subparagraphs (b), (d), (e), (f), (g) and
(h) of this Article 19, where such failure shall continue for a period of fifteen (15) days after written notice thereof by Landlord to Tenant. However, if the nature of these defaults is such that more than fifteen (15) days are reasonably required to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the fifteen (15)-day period and thereafter diligently completes the cure within sixty (60) days.

            (d) The making by Tenant or any guarantor of this Lease of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant or any guarantor of this Lease of a petition or order for relief under any Laws relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or any guarantor of this Lease, the petition is dismissed within sixty (60) days); or the appointment of a trustee, custodian or receiver to take possession of substantially all of Tenant's assets or the assets of any guarantor of this Lease or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Lease, unless discharged within thirty
(30) days.

            (e) The service by Landlord of a three-day notice under California Code of Civil Procedure Section 1161 on three or more occasions if the previous service of the three-day notices did not result in the termination of this Lease.

            (f) A sale, conveyance, mortgage, pledge, assignment, sublease or other transfer or encumbrance, or any attempt to do so, in violation of Article 15.

            (g) Tenant's failure to deliver the estoppel certificate required under Article 18, or any written instrument required under Section 17 within the time required.

            (h) Tenant's failure to maintain the insurance policies required hereunder.

The defaults specified in subparagraphs (a), (d), (e) and (f) above shall not be curable by Tenant, with the default specified in subparagraph (g) uncurable if not cured within three (3) days after Tenant is given written notice that the estoppel certificate has not been delivered within the required ten (10) day period.

20. Remedies for Default.

        20.1 General. Upon an Event of Default, Landlord may at any time thereafter, with or without notice or demand:

            (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all Liabilities incurred by Landlord or Landlord's Affiliates by reason of Tenant's default, including but not limited to: (i) the worth at the time of the award of the unpaid Monthly Rent and Additional Rent which had been earned or was payable at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned or payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all Liabilities proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises, the Building and the Land after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's attorneys' fees and costs incurred in connection therewith, and any real estate commissions paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of eighteen percent (18%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subparagraph (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant abandons the Premises, Landlord shall have the option of (x) taking possession of the Premises and recovering from Tenant the amount specified in this subparagraph, or (y) proceeding under the provisions of subparagraph (b) below.

            (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including the right to recover the rent and other sums and charges as they become due hereunder.

            (c) Pursue any other right or remedy now or hereafter available to Landlord hereunder or at law or in equity.

        20.2 Redemption. Tenant waives any and all rights of redemption granted by or under any Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease, or otherwise.

        20.3 Performance by Landlord. If Tenant defaults under this Lease, Landlord, without waiving or curing the default, may, but shall not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding Section 19(c), in the case of an emergency, Landlord need not give any notice prior to performing Tenant's obligations.

        20.4 Post-Judgment Interest. The amount of any judgment obtained by Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease shall bear interest until paid at the maximum rate allowed by law, or, if no maximum rate prevails, at the rate of eighteen percent (18%) per annum. Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest shall accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest shall accrue from the day the claim arose.

21. Holding Over. Tenant shall not hold over in the Premises after the expiration or sooner termination of the Lease Term without the express prior written consent of Landlord. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, any and all Liabilities arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, including, without limitation, any claims made by any succeeding tenant based on any delay and any Liabilities arising out of or in connection with these claims. If possession of the Premises is not surrendered to Landlord on the expiration or sooner termination of the Lease Term, in addition to any other rights and remedies of Landlord hereunder or at law or in equity, Tenant shall pay to Landlord for each month or portion thereof during which Tenant holds over in the Premises a sum equal to one and one-half (1 1/2) times the then-current Monthly Rent for the first month and thereafter two (2) times the then-current Monthly Rent in addition to all other rent payable under this Lease. If any tenancy is created by Tenant's holding over in the Premises, the tenancy shall be on all of the terms and conditions of this Lease, except that rent shall be increased as set forth above and the tenancy shall be a month-to-month tenancy. Nothing in this Article 21 shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Lease Term.

22. Indemnification and Exculpation.

        22.1 Definitions. As used in this Lease, the following terms have the meanings set forth below:

            (a) Liabilities: all losses, costs, damages, expenses, claims, injuries, liabilities and judgments, including, but not limited to, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

            (b) Landlord's Affiliates and Tenant's Affiliates: All affiliates, directors, officers, shareholders, partners, agents, employees, invitees, customers, successors and assigns of Landlord and Tenant, respectively.

            (c) Environmental Damages: All claims, judgments, damages, losses, penalties, fines, liabilities, costs and expenses of defense of any claim and of any settlement or judgment which are incurred at any time as a result of the existence of "Hazardous Materials" in, on or about the Premises, or the existence of a violation of "environmental Requirements" pertaining to the Premises including, without limitation: (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable; (ii) diminution in the value of the Building;
(iii) reasonable and customary fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, containment, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any other property or otherwise expended in connection with such conditions, and including without limitation any reasonable attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder; and (iv) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in clause
(iii) above.

            (d) Environmental Requirements: All applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health, or the environment, including, without limitation: (i) all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

            (e) Hazardous Materials: Any substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the Premises or the health or safety of persons on or about the Premises.

        22.2 Indemnification.

            (a) In addition to any other indemnities required of Tenant hereunder, Tenant shall indemnify Landlord and Landlord's Affiliates for, and hold Landlord and Landlord's Affiliates harmless from, any and all Liabilities arising from or in connection with: (a) the use and occupancy of the Premises by Tenant or Tenant's Affiliates; (b) the conduct of Tenant's business; (c) any breach or default under this Lease; (d) claims by any assignee, subtenant, broker or other person if Landlord declines to consent to any assignment, sublease or other transfer or encumbrance or terminates this Lease in accordance with

Article 15; and (e) any other acts or omissions of Tenant or Tenant's Affiliates or persons claiming through or under them.

            (b) Tenant shall further indemnify, hold harmless and defend Landlord from and against any and all claims, actions and liabilities arising from (i) any Environmental Damages to the extent arising from the presence of Hazardous Materials upon, within or about the Premises due to any act or omission of Tenant or any of its agents, tenants, contractors, employees or subtenants, or (ii) violation of any Environmental Requirements pertaining to the Premises or the activities therein during the Lease Term, and any extensions thereof, to the extent not arising from the negligent acts or omissions of Landlord or Landlord's Affiliates, and (iii) from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, action or liability, and any proceeding brought thereon.

            (c) If any action or proceeding is brought against Landlord by reason of any claim described in Subparagraph 22.2(a) or 22.2(b) above, Tenant shall upon request by Landlord defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. However, Tenant shall not be required to defend, indemnify and hold Landlord harmless to the extent any damage to property or death or injury to person(s) is occasioned by the negligence or intentional misconduct of Landlord or its agents, employees, or contractors.

            (d) The obligations of Tenant under this Section 22.2 shall not apply to the extent that a claim referred to therein is covered by insurance which Landlord is required to maintain under this Lease.

            (e) Landlord shall indemnify, hold harmless and defend Tenant from and against any and all claims, actions and liabilities arising from (i) any Environmental Damages arising from the presence of Hazardous Materials upon, within or about the Building or the Land as of the Commencement Date or arising from the presence of Hazardous Materials upon, within or about the Building due to any negligent acts or omissions of Landlord or Landlord's Affiliates; or (ii) violation of any Environmental Requirements pertaining to the Land or the Building which may have previously occurred or may have occurred as the result of the negligent acts or omissions of Landlord or Landlord's Affiliates; and
(iii) from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim, action or liability in any proceeding brought thereon.

        22.3 Damage to Persons or Property. Tenant assumes the risk of all Liabilities it may incur, including, but not limited to, damage or injury to persons, property and the conduct of Tenant's business (and any loss of revenue therefrom), the loss of use or occupancy of the Premises, and the items enumerated below in this Section, and waives all claims against Landlord and Landlord's Affiliates in connection with: (a) acts or omissions of any tenant of the Building or any other persons (including, but not limited to, any parking garage operators or their employees); (b) explosion, fire, steam, electricity, water, gas or rain, pollution or contamination; (c) the breakage, leakage, obstruction or other defects of plumbing, HVAC, electrical, sanitary, safety, elevator or other utilities and systems of the Building or the failure to furnish any of the foregoing; (d) any work, maintenance, repair, rebuilding or improvement performed by or at the request of Landlord or Landlord's Affiliates for the Premises, the Building or the Land; (e) any entry by Landlord or Landlord's Affiliates on the Premises; (f) any defects in the Premises, the Building, the Land or any portions thereof; (g) any interference with light or other incorporeal hereditaments; and (h) any other acts, omissions or causes. Nothing in this Section exempts Landlord for liability caused solely by its gross negligence or willful misconduct, but Landlord shall not be liable under any circumstances for consequential or punitive damages (including, but not limited to, damage or injury to persons, property and the conduct of Tenant's business [and any loss of revenue therefrom]). Tenant immediately shall notify Landlord of any defects in the Premises or the Building or any portion thereof and of any damage or injury thereto or to persons or property in or about the Premises or the Building.

        22.4 Satisfaction of Remedies. Landlord and Landlord's Affiliates shall not be personally liable for the performance of Landlord's obligations under this Lease. If Tenant or Tenant's Affiliates acquire any rights or remedies against Landlord or Landlord's Affiliates (including, but not limited to, the right to satisfy a judgment), these rights and remedies shall be satisfied solely from Landlord's estate and interest in the Land and the Building (or the proceeds therefrom) and not from any other property or assets of Landlord or Landlord's Affiliates. This Section shall be enforceable by Landlord and Landlord's Affiliates.

23. Rules and Regulations. Tenant shall faithfully observe and comply with the reasonable and non-discriminatory rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time in its sole discretion to make all reasonable additions and modifications to the rules and regulations, which rules and regulations shall apply to, and be consistent for, all Tenants of the Building. Any additions and modifications to the rules and regulations shall be binding on Tenant when delivered to Tenant. Landlord shall not incur any Liabilities to Tenant or Tenant's Affiliates arising from or in connection with the nonperformance of any rules and regulations by any other tenants or occupants of the Building. Landlord's current rules and regulations are attached hereto as Exhibit "D."

24. Other Taxes. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed against Tenant's Property. If any or all of Tenant's Property or any of these leasehold improvements are assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes.

25. Brokers. Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with introducing Tenant to the Building or in connection with this Lease, except for Tenant's Broker. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, any and all claims of Tenant's Broker or any other person claiming to have introduced Tenant to the Building or dealt with Tenant in connection with this Lease and all Liabilities arising out of or in connection with such claims.

26. Parking. Tenant shall be entitled, at no additional cost, to the use of the Parking Areas, including the reserved spaces as set forth in Section 2(m)- "Tenant's Parking" in the Parking Areas. Except as provided in Section 2(m), unless Landlord elects otherwise, no parking spaces shall be assigned or reserved for Tenant's parking. Landlord may designate the location of Tenant's parking, including any spaces reserved for Tenant's parking, and may from time to time relocate the same. The use of Tenant's parking shall be governed by the parking rules and regulations adopted from time to time by Landlord. Tenant's business visitors may park within the Parking Areas on a space-available basis. Landlord shall not have any Liability or responsibility to Tenant or any other party parking in the Parking Areas for any loss or damage that may be occasioned by or may arise out of such parking, including, without limitation, loss of property or damage to person or property from any cause whatsoever, and Tenant, in consideration of the parking privileges hereby conferred on Tenant, waives any and all Liabilities against Landlord, Landlord's Affiliates by reason of occurrences in the Parking Areas and the driveway exits and entrances thereto; provided, however, that if any other tenant of the Building is using the Parking Areas in excess of its proportional share thereof, based on the square footage of its premises in relation to the square footage of the Building, Landlord shall exercise its good faith efforts to remedy such excess use. Notwithstanding anything contained herein to the contrary, Tenant acknowledges that the Premises provides offices and facilities for a number of employees higher than the number of parking spaces within the Project which are allocated to Tenant. As such, Tenant agrees that if Tenant fully utilizes the Premises, Tenant would exceed its permitted usage of the parking facilities and, in such event, Tenant agrees to take action as required to reduce its usage of the parking facilities to the permitted number of spaces. Such requirements may include, among other things, the implementation of a mandatory employee carpooling system, the renting of additional parking spaces offsite, providing a shuttle system in conjunction with offsite parking or mass transit facilities or other appropriate measures.

27. Authority to Enter into Lease. Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding on the corporation in accordance with its terms. Tenant shall, within thirty
(30) days of the execution of this Lease, deliver to Landlord a certified copy of a resolution of the board of directors of the corporation and (c) other evidence reasonably satisfactory to Landlord authorizing or ratifying the execution of this Lease. Each individual executing this Lease on behalf of Landlord represents and warrants that Landlord is a limited partnership duly formed and validly existing under the laws of the State of California, and is qualified to do business therein, and that he or she is duly authorized to execute and deliver this Lease on behalf of the Landlord.

28. Tenant Improvements. Landlord acknowledges that it has reviewed and approved of Tenant's space plan and proposed improvements to the Premises (the "Tenant Improvements") to be made by Tenant. All such Tenant Improvements shall be made at Tenant's sole expense and shall be initiated and completed in accordance with a duly-executed building permit issued by the City of San Diego. The provisions of Article 9 shall apply to such tenant improvements. Tenant shall commence construction of such improvements as soon as practicable following the Access Date and shall thereafter diligently pursue the same to completion in accordance with the requirements and provisions of Article 9. Such improvements will consist of permanent improvements to the Premises required by Tenant, but shall not include any personal property, trade fixtures or equipment.

29. General Provisions.

        29.1 Marginal Headings. The titles to the Articles and Sections of this Lease are not a part of this Lease and shall have no effect on the construction or interpretation.

        29.2 Time. Time is of the essence for the performance of each and every provision of this Lease to be performed by Tenant.

        29.3 Successors and Assigns. Subject to the restrictions contained in
Article 15 above, this Lease binds the heirs, executors, administrators, successors and assigns of the Parties hereto.

        29.4 Recordation. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Landlord.

        29.5 Late Charges. Tenant acknowledges that late payment of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. These costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any Superior Leases and Mortgages. Accordingly, if any installment of Monthly Rent or payment of additional rent due from Tenant is not received by Landlord or Landlord's designee within five(5) days after the amount is due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of the overdue amount. Acceptance of late charges by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder or at law or in equity.

        29.6 Prior Agreements; Amendment, Waiver. This Lease contains all of the agreements of the Parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest. All waivers hereunder must be in writing and specify the breach, act, omission, term, covenant or condition waived, and acceptance of rent or other acts or omissions by Landlord shall not be deemed to be a waiver. The waiver by Landlord of any breach, act, omission, term, covenant or condition of this Lease shall not be deemed to be a waiver of any other or subsequent breach, act, omission, term, covenant or condition.

        29.7 Inability to Perform. Landlord shall not be in default hereunder nor shall Landlord be liable to Tenant or Tenant's Affiliates for any Liabilities if Landlord is unable to fulfill any of its obligations, or is delayed in doing so, if the inability or delay is caused by reason of accidents, breakage, strike, labor troubles, acts of God, or any other cause, whether similar or dissimilar, which is beyond the reasonable control of Landlord.

        29.8 Legal Proceedings. In any action or proceeding involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding shall award to the Party in whose favor judgment is entered the actual attorneys' fees and costs incurred. The Party in whose favor judgment is entered may, at its election submit proof of fees and costs as an element of damages before entry of judgment or after entry of judgment in a postjudgment cost bill. Tenant also shall indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) otherwise arising out of or resulting from any act or omission of Tenant or such other person; or (c) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, involving Tenant as a debtor. In any circumstance where Tenant is obligated to indemnify or hold harmless Landlord or Landlord's Affiliates under this Lease, Tenant also shall defend Landlord and Landlord's Affiliates with counsel acceptable to Landlord and, to the extent such defense is covered by Tenant's insurance, by counsel appointed by Tenant's insurance carrier.

        29.9 Conveyance of Premises. As used herein the term "Landlord" means only the current owner or owners of the fee title to the Building or the lessee under a ground lease of the Land. Upon each conveyance (whether voluntary or involuntary) of the Building, the conveying party shall be relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may sell, assign, convey, encumber or otherwise transfer all or any portion of its interests in this Lease, the Premises, the Building or the Land.

        29.10 Name. Tenant shall not use the name of the Building or of the development in which the Building is situated, if any, for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

        29.11 Severability. Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any of the other provisions hereof and such other provisions shall remain in full force and effect.

        29.12 Cumulative Remedies. No right, remedy or election hereunder or at law or in equity shall be deemed exclusive but shall, wherever possible, be cumulative with all other rights, remedies or elections.

        29.13 Choice of Law. This Lease shall be governed by the laws of the State of California applicable to transactions to be performed wholly therein.

        29.14 Signs. Tenant shall not place any sign on the Premises, the Building or the Land, or which is visible from anywhere outside of the Premises, without Landlord's prior written consent. Subject to Landlord's prior approval of the color, materials, specifications and a computer-generated presentation of any such signage, such consent not to be unreasonably withheld if such signage is tasteful, in keeping with the appearance, style and architecture of the Building and of appropriate size and dimension, Tenant shall be permitted to install lobby signage on the second floor and a ground level monument sign, signage upon which ground level monument sign shall be exclusive to Tenant. The monument sign shall be located in front of the Building, such location to be subject to Landlord's prior approval, not to be unreasonably withheld. No other tenant's monument sign shall be larger than Tenant's in total display area, nor brighter than Tenant's by reasonably appropriate method of measurement. All the costs associated with the design, purchase, installation, maintenance and eventual removal of all such signage shall be borne by Tenant. Landlord, at Landlord's sole expense, shall provide all building standard lobby directory and suite identification signage. All signage must conform to all Laws.

        29.15 Landlord's Consent. Whenever Landlord's consent or approval is required hereunder, Landlord shall not unreasonably delay the granting or withholding of its consent or approval. Except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval, Landlord may withhold its consent or approval arbitrarily and in its sole and absolute discretion.

        29.16 Presumptions. This Lease shall be construed without regard to any presumption or other rule requiring construction against the Party drafting the document. It shall be construed neither for nor against Landlord or Tenant, but shall be given reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

        29.17 Exhibits. All exhibits and any riders annexed to this Lease including, without limitation, Exhibits "A", "B", "C","D" and "E", are incorporated herein by this reference.

        29.18 Submission of Lease. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or grant an option to lease the Premises. This document shall not be binding unless and until it is executed and delivered by both Landlord and Tenant.

        29.19 Meaning of Terms. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine, feminine and neuter genders shall each include the others, and the word "person" shall include corporations, partnerships or other entities.

        29.20 Notices. All notices, demands or communications required or permitted under this Lease (the "Notices") shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address set forth in Section 2(s), except that when Tenant takes possession of the Premises, the address of the Premises always may be used for the purpose of delivering Notices to Tenant. Notices to Landlord shall be delivered to the address set forth in
Section 2(h), or such other address as Landlord may specify in writing to Tenant. Notices shall be effective on the earlier of: delivery; and two (2) days after they are mailed in accordance with this Section.

        29.21 Trial by Jury. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto on any matters whatsoever arising out of or in any way connected with this Lease.

        IN WITNESS WHEREOF, the Parties hereto have executed this Lease at the place and on the dates specified below next to their respective signatures.

                                        "TENANT"

                                        Santarus, Inc., a California
                                        corporation

Executed at San Diego                   By:   /s/ Kenneth J. Widder
on this 24 day of August, 2001             -------------------------
                                           Kenneth J. Widder, MD
                                           Chairman and Chief Executive Officer

Executed at San Diego                   By:  /s/ Debra P. Crawford
on this 24 day of August, 2001             -------------------------
                                           Debra P. Crawford
                                           Vice President & CFO


                                        "LANDLORD"

                                        Torrey View Associates LP, a
                                        California Limited partnership

                                        By: Torrey View Investment L.P., a
                                            California Limited Partnership
                                            Its General Partner

                                            By:  San Diego Realty Advisors, LLC,
                                                 a California limited liability
                                                 company, its General Partner

Executed at San Diego                            By:     /s/ James C. Purvis
on this 24 day of August, 2001                      ------------------------
                                                    James C. Purvis, President

                                        By: Southland Property (Nevada) Inc., a
                                            Nevada corporation which will do
                                            business in the State of California
                                            as Southland Torrey View, Inc.,
                                            Its General Partner

Executed at____________________             By:      /s/ Milan Ilich
on this _____ day of _______, 2001             ---------------------------------
                                               Milan Ilich, President

                             INDEX OF DEFINED TERMS

        Term                                                                     Where Defined
        ----                                                                     -------------
Access Date                                                                          Article 2
Additional Rent                                                                      Article 5
Adjustment Date                                                                      Article 2
Alterations                                                                     Section 9.1(a)
Base Year                                                                            Article 2
Building                                                                             Article 2
Commencement Date                                                                    Article 2
Common Areas                                                                         Article 2
Comparison Year                                                                 Section 7.1(a)
Environmental Damages                                                             Section 22.1
Environmental Requirements                                                        Section 22.1
Event of Default                                                                    Article 19
Expiration Date                                                                      Article 2
Extension Option                                                                   Section 4.3
Fair Market Rental Value                                                           Section 4.5
Final Statement                                                                    Section 7.5
Hazardous Materials                                                               Section 22.1
HVAC                                                                            Section 9.1(b)
Land                                                                                 Article 2
Landlord                                                                             Article 1
Landlord's Affiliates                                                          Section 22.1(b)
Landlord's Broker                                                                    Article 2
Landlord's Mortgagee                                                              Section 17.1
Laws                                                                               Section 8.3
Lease Term                                                                           Article 2
Lease Year                                                                           Article 2
Letter of Credit                                                                   Section 6.1
Liabilities                                                                    Section 22.1(a)
Liens                                                                              Section 9.3
Monthly Rent                                                                         Article 2
Operating Expenses                                                              Section 7.1(c)
Parking Areas                                                                        Article 2
Permitted Use                                                                        Article 2
Premises                                                                             Article 2
Real Property Taxes                                                             Section 7.1(b)
Rent                                                                               Section 4.1
Rentable Square Feet                                                                 Article 2
Security Deposit                                                                     Article 2
Superior Mortgages                                                                  Article 16
Tenant                                                                               Article 1
Tenant's Affiliates                                                            Section 22.1(b)
Tenant's Broker                                                                      Article 2
Tenant Improvements                                                                  Article 2
Tenant's Parking                                                                    Article 26
Tenant's Share                                                                       Article 2
Usable Square Feet                                                                   Article 2

                                   EXHIBIT "A"

                               LEASE CONFIRMATION

TO:                                         DATED:
                                                  -------------------------
        "Tenant"

Re: Office Lease dated ____________________________________, 2000, by and between _______________, as Landlord, and __________________________________, as
Tenant (the "Lease").

        Please acknowledge the following:

        (a) The Commencement Date of the Lease is ______, 2000 and the Expiration Date of the Lease is _____________;

        (b) The Rentable Square Feet of the Premises is _________ rentable square feet, the Usable Square Feet of the Premises is __________ usable square feet and the Rentable Square Feet of the Building is _________ rentable square feet;

        (c) The Tenant's Share is _________%

Very truly yours,


---------------

By:
    ------------------------------

Its:
     -----------------------------

                      "Landlord"

        Tenant hereby confirms the information set forth above, and further acknowledges that Landlord has fulfilled its obligations under the above-referenced Lease.


By:
    -----------------------------

Its:
     ----------------------------

Dated:                              , 2000
       -----------------------------

                      "Tenant"

                                   EXHIBIT "B"

                             FLOOR PLANS OF PREMISES

                                    EXHIBIT B

                                  [Floor Plan]

                                   EXHIBIT "C"

                               BASE BUILDING WORK

LANDLORD'S SHELL AND CORE WORK

Landlord shall provide, at its expense and not as a charge against the Tenant Improvement Allowance, shell and core improvements for the Building, including the items as outlined below:

1. Flooring. Floors shall be smooth concrete, ready for carpet.

2. Exterior Walls. Exterior walls shall be exposed structure and insulation. Columns shall also be exposed with no drywall.

3. Ceilings. Ceilings shall be exposed structure.

4. Core Area. The core area on the first floor shall be finished, including main entrance lobby, exit corridors, and electrical, telephone, mail and janitorial rooms. The tenant side of the core walls shall be dry walled and fire taped. Tenant doors into the core area or corridors are not included.

5. Elevators. Two elevators shall be provided with all interior finishes and elevator doors complete. Finishes on the floors, walls and ceilings of the elevator lobby on the first floor are part of Landlord's work. Finishes and elevator lobby doors on the second floor are by Tenant.

6. Washrooms. Men and women's washrooms (including shower and locker facilities on the first floor) shall be provided by Landlord on both floors with all plumbing and interior finishes complete. The tenant side of the washroom walls shall be dry walled and fire taped.

7. HVAC. The Building HVAC is a water source heat pump system. Landlord shall provide all equipment in the mechanical yard and shall supply condenser water to the Building and vertical through the Building core to a single point of connection on each floor. Landlord shall provide heat pumps for the core area on the first floor. Tenant shall provide heat pumps for washrooms on both floors. Landlord shall provide make-up air from the roof vertical through the Building core to a single point of connection on each floor.

8. Electrical. Electrical service to the Building is provided by SDG&E at 2500 Amps, 480Y/277 Volts, 3 Phase, 4 Wire. Landlord shall provide an underground pull section in the main electrical room and conduit from the main electrical room to the electrical/telephone rooms on each floor. Landlord shall provide lighting, electrical outlets and electrical service for the core area on the first floor. Landlord shall also provide lighting fixtures and outlets in the washrooms on both floors, but electrical wiring for the washrooms shall be provided by Landlord to the nearest electrical room only. Service beyond this point of connection shall be by Tenant.

9. Telephone and Cable. Telephone and Cable conduit from the public street to the Building is provided to the electrical/telephone room on the first floor. Landlord shall also provide Tenant with access to a vertical shaft for Tenant's distribution to the second floor.

10. Fire Sprinklers. Primary fire sprinkler service shall be provided by Landlord and heads disbursed on floor as required for a shell building.

11. Security Equipment. Tenant shall, at no additional fee to Landlord, have the right to in stall security equipment in the Premises. Tenant shall advise Landlord at least ten (10) days in advance of the planned installation of such devices. Tenant will be responsible for any damage to the Building caused by installing such devices.

        Tenant acknowledges that Tenant has inspected the Premises and accepts the Base Building Work as set forth above and the Premises "as-is"

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, malls, elevators and stairways are not for the general public and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no agent, employee, contractor, invitee or licensee of any tenant shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to any tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and other common areas of the Building.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord.

3. The premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the premises except that private use by any tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, for preparation of meals by employees of any such tenant in a manner customary for an employee lounge or lunchroom, and for catering to serve food in connection with meetings or receptions will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations.

4. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning its premises unless otherwise agreed to by Landlord in writing. Landlord shall not be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person. Tenant shall pay to Landlord the cost of removal of any of tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of tenant's premises as offices.

5. Landlord shall designate appropriate entrances and a freight elevator for deliveries or other movement to or from the premises of equipment, materials, supplies, furniture or other property, and tenants shall not use any other entrances or elevators for such purposes. The freight elevator shall be available for use by all tenants in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of tenants.

6. No tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals or birds be brought or kept in the premises or the Building.

7. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name or street address of the Building.

8. Water will be available in public areas for drinking and lavatory purposes only, but if tenant requests, uses or consumes water for any purpose in addition to ordinary drinking, dishwashing and lavatory purposes, of which fact tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of tenant's occupancy, tenant shall keep said meter installation equipment in good working order and repair at tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent, payable by tenant, and collectible by Landlord as such.

9. Landlord reserves the right to stop service of the elevator, plumbing, ventilating, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to support elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from doing so by strike or accident or by any cause beyond Landlord's reasonable control or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supplied or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of tenant's lease or to perform any act or thing for the benefit of tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

10. Landlord reserves the right to exclude from the Building between the hours of 7 P.M. and 7 A.M. Monday through Friday and at all hours on Saturdays, Sundays and legal holidays all persons who do not present identification acceptable to Landlord. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

11. Each tenant shall ensure that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before such tenant or such tenant's employees leave the premises so as to prevent waste or damage, and for any default or carelessness in this regard, such tenant shall compensate for all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by the tenant who, or whose agent, employee, contractor, invitee or licensee, caused it.

13. No tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

14. Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of San Diego without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

15. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

17. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Building.

                                   EXHIBIT "E"

                         SCHEDULE OF TENANT IMPROVEMENTS

TENANT IMPROVEMENTS

Subject to Landlord's reasonable approval, Tenant shall perform and manage all work regarding the design, permitting and construction of the Tenant Improvements. Tenant Improvements include all hard costs of materials, labor, improvements, costs, fees and expenses, which are in addition to the Landlord's shell and core work as outlined above, as well as directly related soft costs, including design and other professional fees, governmental processing costs, building permit fees, and project management.

Tenant shall engage its own design and construction team, including architect/space planner, interior designer, engineers, governmental permit consultant, contractor (based in part on competitive bidding), project manager and any other consultant or professional necessary to complete the work.

1. Tenant Improvement Drawings. Within thirty (30) days of Lease execution, Tenant shall select and contract with its architect/space planner. Within thirty (30) days of Lease execution, Tenant shall complete for review and approval by Landlord and Tenant a single line drawing of the Premises (the "Space Plan") which describes the anticipated Tenant Improvements in sufficient detail to allow for the preparation of the Tenant Improvement Budget, as described below. Within sixty (60) days of Lease execution, Tenant shall complete final working drawings and specification (the "Construction Documents") in substantial conformance with the Space Plan and in sufficient detail to (i) obtain all required governmental permits, (ii) obtain a construction contract and (iii) construct the work described therein.

2. Budget. Upon completion of the Space Plan, Tenant shall obtain from one or more previously approved contractors an itemized estimate for the hard cost of constructing the Tenant Improvements. This hard cost shall be included with all other soft costs regarding Tenant Improvements into one budget (the "Tenant Improvement Budget").

3. Schedule. Upon completion of the Space Plan, Tenant shall complete an itemized schedule of design, permitting and construction tasks (the "TI Schedule") necessary to complete the Tenant Improvements. The TI Schedule shall include the critical dates of (i) Tenant access to the Building for commencement of Tenant Improvements and (ii) Tenant move-in and rent commencement by October 18, 2001.

4. Landlord Approvals. Landlord has approved of the Space Plan. Tenant shall warrant that the construction of the Tenant Improvements shall be in substantial conformance with the general quality of tenant improvements in other comparable office buildings in the Del Mar Heights market area.

5. Building Permit. Upon completion and approval of the Construction Documents, Tenant shall complete all necessary forms and applications and shall apply for and diligently process to completion all required governmental permits and approvals for construction of the Tenant Improvements.

6. Construction. Upon completion and approval of the Construction Documents, Tenant shall obtain from several previously approved contractors competitive bids for the cost of the Tenant Improvements.

        Upon approval of the TI Contract and the acquisition of all necessary governmental permits, Tenant shall proceed with and diligently manage to completion the construction of the Tenant Improvements in a professional and workmanlike manner.

7. Substantial Completion. Substantial completion of the Tenant Improvements shall be evidenced when (i) a certificate of occupancy (permanent or temporary) has been issued for the Premises, (ii) all Building systems are in good working order to support the operation of the Premises, and (iii) the Tenant Improvements are complete excepting industry standard punchlist items.